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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LeCroy Corporation for the registration of 2,825,000 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated July 31, 2002, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in this registration statement and related prospectus and incorporated by reference therein from its Annual Report (Form 10-K/A) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
February 9, 2004